Exhibit 10.7

FINDER’S AGREEMENT

This FINDERS AGREEMENT (“Agreement”) is made and entered into as of April 1st, 2025 (“Execution Date”), by and among Eureka Acquisition Corp, a Cayman corporation (“SPAC”) and Alpha Innovators Limited, a British Virgin Islands exempted company (“Finder”).

WHEREAS, SPAC is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“Business Combination”) and, in connection with such, desires to formally engage the services of Finder for its introduction of SPAC to one or more than one companies as potential targets (together with its parent entity and other affiliates, the “Potential Target”)for such Business Combination, subject to the terms and conditions contained herein; and

WHEREAS, Finder’s willingness to introduce and refer the Potential Target to SPAC was upon the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

(1)	Referral Services

(a)	Finder agrees to introduce the Potential Target to SPAC by providing contact information of the Potential Target and/or its primary stockholder.

(b)	Finder agrees that SPAC shall have the right, in its sole discretion, to pursue or not pursue a Business Combination with the Potential Target.

(c)	SPAC shall promptly notify Finder, in accordance with Section (10)(f) below, of any relationship with the Potential Target which would void its obligations to Finder, under the terms of this Agreement.

(2)	Compensation

(a)	In return for introducing the Potential Target to SPAC, SPAC agrees to compensate Finder as described and pursuant to the terms and conditions in Schedule A. Notwithstanding anything in this Agreement to the contrary, SPAC shall not be obligated to pay any compensation under this Agreement if SPAC does not consummate a Business Combination with the Potential Target.

(b)	Neither party shall reimburse the other for expenses incurred in connection with this Agreement and any Business Combination related thereto.

(c)	Notwithstanding anything in this Agreement to the contrary, SPAC shall not be obligated to pay any compensation hereunder if such payment would be inconsistent with applicable law. SPAC’s obligation to pay any compensation under this Agreement will not arise and will be suspended if at any time Finder determines, in good faith, that the payment of any compensation by SPAC, or the receipt of any compensation by Finder, may be inconsistent with any statute, rule, regulation or regulatory or self-regulatory organization interpretation to which SPAC or Finder is subject. If Finder makes such a determination, it will promptly notify SPAC to that effect in writing, and SPAC and Finder will endeavor to amend this Agreement, and to take such other actions, as necessary or appropriate, in each party’s reasonable judgment, to permit, on commercially practicable terms, the payment of fees or reasonably equivalent total compensation by SPAC, and the receipt of fees by Finder, in a manner consistent with applicable laws and the requirements of all governmental authorities and self-regulatory organizations having authority over SPAC or Finder.

(3)	Finder’s Representations, Warranties and Covenants

(a)	Finder represents and warrants to SPAC that to the extent applicable, it has complied and hereafter will comply with all federal, state and local laws and regulations governing Finder’s business, including federal and state broker dealer laws and regulations, and the performance of Finder’s obligations hereunder, including, without limitation, obtaining and maintaining all licenses and permits required to conduct Finder’s business. Finder shall comply with all laws that are in effect in any jurisdiction in which it operates.

(b)	Finder represents, warrants and agrees that, to the extent applicable, in introducing the Potential Target to SPAC and engaging in activities under this Agreement, Finder shall act in compliance with the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Investment Advisers Act of 1940, the Investment Company Act of 1940, and the rules and regulations promulgated thereunder, and the applicable rules and regulations of each state.

(c)	Finder represents, warrants and agrees that, in introducing the Potential Target to SPAC and engaging in activities under this Agreement, Finder shall not (i) offer, effect or facilitate the sale of securities to SPAC; (ii) participate or assist in any negotiations regarding the offer and sale of securities of the Potential Target; (iii) advise the Potential Target or SPAC regarding the merits of purchasing or selling securities or engaging in securities transactions; (iv) provide valuations to SPAC regarding securities; (v) hold, handle or control any funds or securities of SPAC; (vi) accept or direct orders for securities from SPAC; (vii) intermediate any communications between SPAC and the Potential Target other than the initial introduction; (viii) transmit any documents related to securities or securities transactions between SPAC and the Potential Target; (ix) extend or arrange for the extension of equity or debt financing to SPAC in connection with the purchase of securities, including securities to be purchased in the Business Combination; or (x) engage in any activity in violation of applicable law.

(4)	SPAC’s Representations, Warranties and Covenants

(a)	SPAC represents and warrants that it has the requisite power and authority to execute and deliver this Agreement and to pay the compensation contemplated hereby, including the authorization, issuance, and delivery of the common stock or ordinary shares (as defined in Schedule A). The execution and delivery of the Agreement, issuance and delivery of the common stock or ordinary shares and payment of such Shares as compensation in accordance with the terms of the Agreement to Finder have been duly authorized by all necessary corporate and stockholder action on the part of the SPAC and this Agreement constitutes a legal, valid and binding obligation of the SPAC.

(5)	Term and Termination

(a)	This Agreement shall take effect as of the date written above and terminate on the earlier of (i) twelve (12) months from the date hereof, or (ii) the consummation of a Business Combination of the SPAC. Thereafter, this Agreement may be extended if agreed to in writing by the Parties.

(b)	This Agreement may be terminated upon the mutual consent of both parties or, by either party, if the other party breaches any of its obligations under this Agreement and fails to remedy such breach within ten (10) days after written notice of such breach is provided to the other party specifying in reasonable detail the nature of such breach.

(c)	Following termination of this Agreement, SPAC shall have no further responsibility to Finder except to (i) pay compensation in accordance with Schedule A that is then due and (ii) pay when it becomes due, compensation in accordance with Schedule A for introduction of the Potential Target prior to termination. Except as expressly stated herein, SPAC shall have no liability to pay compensation to Finder after the effective date of termination of this Agreement.

(6)	Confidentiality

(a)	SPAC Information. Finder agrees at all times during the term of this Agreement and thereafter to hold in strictest confidence, and not to use, except in connection with Finder’s performance of services under this Agreement, and not to disclose to any person or entity without written authorization of SPAC, any Confidential Information of SPAC. As used herein, “Confidential Information” means any SPAC proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, and financial and other business information disclosed to Finder by SPAC, either directly or indirectly, in writing, orally or by drawings or inspection of documents or other tangible property. However, Confidential Information does not include any information: (i) which was lawfully in the possession of Finder without any obligation of confidentiality prior to receiving such information from SPAC; (ii) which is obtained by Finder from a source that is not prohibited from disclosing the information to Finder by an obligation of confidentiality; (iii) which is or becomes generally available to the public other than as a result of a disclosure by Finder or its agents; or (iv) which is developed independently by Finder without use of the Confidential Information or reference thereto. In the event that Finder is ordered to disclose Confidential Information pursuant to a judicial, governmental or self-regulatory organization request or an order or in a judicial or governmental proceeding (“Required Disclosure”), Finder shall, to the extent legally permissible: (i) promptly notify SPAC; (ii) take reasonable steps to assist SPAC in contesting such Required Disclosure or otherwise protecting SPAC’s rights but shall not be responsible for any costs associated with such assistance, including its own legal fees; and (iii) only disclose that portion of the Confidential Information specifically required to be disclosed pursuant to such Required Disclosure.

(7)	Indemnification

(a)	Finder agrees to indemnify and hold harmless SPAC and its affiliates and their respective officers, directors, employees and controlling persons (collectively, the “SPAC Indemnified Persons”) from and against any losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (collectively, “Losses”), to which SPAC Indemnified Persons may become subject arising out of or related to Finder’s breach of this Agreement. Notwithstanding anything contained herein to the contrary, Finder will not indemnify any SPAC Indemnified Person for any Losses that are a result of such indemnified person’s negligence, bad faith or willful misconduct.

(b)	SPAC agrees to indemnify and hold harmless Finder and its affiliates and their respective officers, directors, employees and controlling persons and, subject to compliance with the provisions of this Agreement, those persons or entities retained or paid by Finder to assist Finder with its duties under this Agreement (collectively, the “Finder Indemnified Persons”) from and against any Losses to which Finder Indemnified Persons may become subject arising out of or related to SPAC’s breach of this Agreement. Notwithstanding anything contained herein to the contrary, SPAC will not indemnify any Finder Indemnified Person for any Losses that are a result of such indemnified party’s negligence, bad faith or willful misconduct.

(c)	Each indemnifying party agrees to promptly reimburse each indemnified person for all reasonable expenses (including reasonable attorney fees and reasonable expenses of legal counsel) incurred in connection with the investigation, preparation for or defense of any pending or threatened claim related to or arising in any manner out of this Agreement and the transactions contemplated hereunder for which indemnification may be sought (collectively, a “Proceeding”). Notwithstanding anything to the contrary in this Agreement, the total liability of the Finder as an indemnifying party under this Section 7 shall not exceed the total actual compensation payable to the Finder under this Agreement, except for any Losses that are a result of such indemnified person’s negligence, bad faith or willful misconduct.

Each indemnifying party further agrees that it will not, without the prior written consent of the indemnified party, settle, compromise or consent to the entry of any judgment in any threatened or pending Proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of the indemnified parties and holds each indemnified party harmless against all liability arising out of such Proceeding.

(8)	Independent Contractor Status

(a)	Independent Contractor Status. The parties expressly understand and agree that Finder’s relationship to SPAC is that of an independent contractor and not that of an employee, officer, agent or otherwise. Finder shall have no restrictions on its ability to provide similar services to companies other than SPAC, including with respect to the Potential Target. Finder has no authority to accept any order or to bind or obligate SPAC in any way. Finder will not, without specific prior written authority from SPAC, and without accepting and acknowledging the same in writing, act in any way, either directly or indirectly, as SPAC’s agent or representative.

(9)	Waiver Against Trust

(a)	Trust Waiver. Reference is made to the prospectus of SPAC, dated as of July 2, 2024 and filed with the U.S. Securities and Exchange Commission (“SEC”) (File No.333- 277780) on July 2, 2024 (the “Prospectus”). Finder acknowledges that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (including overallotment shares acquired by SPAC’s underwriters, the “Public Shareholders”), and that SPAC may disburse monies from the Trust Account only as described in the Prospectus. For and in consideration of SPAC entering into this Agreement and into discussions with FINRA regarding the Potential Targets, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Finder hereby agrees that, notwithstanding anything to the contrary in this Agreement, Finder does not now, nor shall at any time hereafter, have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account, in connection with or relating to this Agreement or the Business Combination, regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Finder hereby irrevocably waives any Released Claims that Finder may have against the Trust Account now or in the future as a result of, or arising out of this Agreement or the Business Combination and will not seek recourse against the Trust Account for any Released Claims. Finder agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its affiliates to induce SPAC to enter into this Agreement, and Finder further intends and understands such waiver to be valid, binding and enforceable against Finder under applicable law.

(10)	General Provisions

(a)	Entire Agreement. This Agreement contains the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements and understandings. This Agreement may not be modified or amended except in writing signed by both parties to the Agreement.

(b)	No Waiver. Neither the failure nor any delay by either SPAC or Finder to exercise any right, remedy, power or privilege under this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver with respect to any occurrence be construed as a waiver with respect to any other occurrence. No waiver of any right, remedy, power or privilege under this Agreement shall be effective unless such waiver is in writing signed by the party to be charged thereby.

(c)	Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected by or rendered invalid or unenforceable because any other provision of this Agreement may be held to be invalid or unenforceable in whole or in part.

(d)	Capacity. Each party represents and warrants (i) that its entry into this Agreement and performance of all the terms of this Agreement will not breach any other agreement or other obligation to which it is subject or by which it is bound; and (ii) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action and, upon execution and delivery hereof, this Agreement will be a valid, binding and enforceable obligation.

(e)	Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (excepting any conflicts of law provisions that would serve to defeat the operation of New York substantive law). Each party submits to the exclusive jurisdiction of federal and state courts sitting in the State of New York with respect to any dispute arising under this Agreement and waives, to the fullest extent permitted by law, any claim of inconvenient forum or other defense that would serve to defeat such jurisdiction. The prevailing party shall be entitled to recover all legal costs from the non-prevailing party arising from the enforcement of this Agreement. Notwithstanding and subject to Section (9)(g), each of Finder and SPAC expressly, knowingly and irrevocably waives any right it may have to a jury trial in the event of any dispute involving this Agreement.

(f)	Notices. All notices and other communications hereunder shall be deemed given upon (i) confirmed delivery by a standard overnight carrier to the recipient’s address set forth below, or (ii) delivery by hand to the recipient’s address set forth below (or, in each case, to or at such other facsimile number or address for a party as such party may specify by notice given in accordance with this Section):

If to SPAC (prior to the consummation of the Business Combination with the Potential Target):

Eureka Acquisition Corp,

Attn: Fen Zhang, Chief Executive Officer,

Email: Eric.Zhang@hercules.global

If to Finder:

Alpha Innovators Limited

Attention: Weilin Wang

Email: AlphaInnovators@protonmail.com

(g)	Disputes. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including, without limitation, any claim that this Agreement, or any part thereof, is invalid, illegal, or otherwise voidable or void, may be submitted to final and binding arbitration before, and in accordance with, the rules of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof upon mutual agreement of the parties hereto; provided, however, that this clause shall not be construed to limit any rights which either party may have to bring an action in a court of law or equity. All fees and expenses for this arbitration shall be borne equally between the parties hereto; provided, however, that the prevailing party shall be entitled to be reimbursed for all reasonable fees and expenses.

(h)	Survival. Sections (5)(c), (6), (7), (9), (10), shall survive termination of this Agreement.

(i)	Assignments. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective successors and permitted assigns. Neither party may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party hereto, and any purported assignment in breach of this clause shall be void. The parties expressly intend and agree that there are no third party beneficiaries (other than any Indemnified Persons) of this Agreement.

(j)	Captions. Captions herein are for convenience only and are not of substantive effect.

(k)	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have executed this Finder’s Agreement as of the date first above written.

EUREKA ACQUISITION CORP

By:	/s/ Fen Zhang
Name:	Fen Zhang
Title:	CEO

Alpha Innovators Limited

By:	/s/ Weilin Wang
Name:	Weilin Wang
Title:	Director

Exhibit A

List of Potential Targets

SCHEDULE A